UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2006

STARINVEST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

814-00652 (Commission File Number)	91-1317131 (IRS Employer Identification No.)

3300 North A Street Suite 2-210
Midland, Texas 79705
(Address of Principal Executive Offices, Zip Code)

(432) 682-8373
(Registrant's Telephone Number, Including Area Code)

_______________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, the Board of Directors of StarInvest Group Inc., a Nevada corporation, (the “Registrant”) appointed Roger Moreau and Ronald Signore as Directors of the Registrant, to serve until their successors are elected and qualified.

Ronald C. Signore

Ronald C. Signore is a certified public accountant licensed in the states of New York and New Jersey. Mr. Signore is a partner in the certified public accounting firm of Gray, Signore & Co., LLP. Mr. Signore was a member of the Board of Directors of Frontline Communications Corp., a publicly traded Internet company that grew from a $ 5 million company to a $ 100 million communications company. In addition to his regular directorship responsibilities, Mr. Signore was chairman of the audit committee and a member of the compensation and nominating committees.

Roger Moreau

Roger Moreau has worked in the Financial Industry for 25 years.  He has served as President and Portfolio Manager for Moreau Investment Management Company for the last 13 years.  His prior experience includes positions at Advest, Inc in the Research Department, Financial Consulting at Shearso Lehman Hutton, Inc., and the International Department at Morgan Guaranty
Trust Corp of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARINVEST GROUP, INC. By: /s/ Robert H. Cole Name: Robert H. Cole Title: Chief Executive Officer

Date: December 19, 2006